Exhibit 10.8
MEIJI SEIKA KAISHA, LTD. INTERNATIONAL HEADQUARTERS, PHARMACEUTICALS

4-16, Kyobashi 2 Chome, Chuo-ku, Tokyo, 104-8002 Japan	TELEPHONE: +81-3-3273-3426 FAX: +81-3-3281-4058
July 27, 2007
Cornerstone Biopharma Inc.
2000 Regency Parkway
Suite 255
Cary, North Carolina 27511
U.S.A.
Re: License and Supply Agreement
This letter is to confirm the mutual understanding and agreement between Meiji Seika Kaisha, Ltd. (“Meiji”) and Cornerstone Biopharma Inc. (“Cornerstone”) with respect to the License and Supply Agreement dated October 12, 2006 regarding Cefditoren Pivoxil as amended by the Amendment No. 1 dated July 27, 2007 (the “License Agreement”).
1. Capitalized terms not defined herein shall have the meanings ascribed to them in the License Agreement.
2. Tedec-Meiji Farma S.A. (“Tedec-Meiji”) shall be added as a production site for production of 200mg oral tablet form of the Product to be specified in the Product Registrations of that Product. Cornerstone undertakes to do all regulatory works and filings required to add Tedec-Meiji as a production site specified in the Product Registrations of 200mg oral tablet form of the Product and Meiji shall provide Cornerstone with all information and data required for such purpose. Meiji shall pay to Cornerstone US$349,000 as reimbursement for expenses to be incurred by Cornerstone for regulatory works and filings required to add Tedec-Meiji as a production site. Meiji’s burden for expenses for regulatory works and filings required to add Tedec-Meiji as a production site shall be limited to this payment of US$349,000. This payment of US$349,000 shall be made by way of several installments to be mutually agreed between Meiji and Cornerstone and shall be completed no later than June 30, 2008.
3. Meiji hereby grants Cornerstone an exclusive right to develop, and apply for and obtain the Product Registrations for, 400mg oral tablet form of the Product (“400mg Product”). Tedec-

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission

MEIJI SEIKA KAISHA, LTD. INTERNATIONAL HEADQUARTERS, PHARMACEUTICALS

4-16, Kyobashi 2 Chome, Chuo-ku, Tokyo, 104-8002 Japan	TELEPHONE: +81-3-3273-3426 FAX: +81-3-3281-4058
Meiji shall be designated as the production site for production of the 400mg Product to be specified in the Product Registrations of the 400mg Product. All expenses required to develop and obtain the Product Registrations for the 400mg Product shall be borne by Cornerstone. Once the Product Registrations have been obtained for the 400mg Product, the 400mg Product shall automatically be added to the Product under the License Agreement.
4. Meiji hereby permits Cornerstone to contact and discuss with the United States Food and Drug Administration (“FDA”) about the development of once-daily dosage form of the Product (“Once-Daily Product”) and pediatric form of the Product (“Pediatric Product”) in the United States. Unless the FDA disapproves the development plan of the Once-Daily Product and/or the Pediatric Product, Meiji agrees to grant Cornerstone an exclusive right to develop, and apply for and obtain the Product Registrations for, the Once-Daily Product and/or the Pediatric Product in the Territory. Allocation of expenses for such development and regulatory works in respect of the Once-Daily Product and/or the Pediatric Product shall be discussed in good faith and agreed between Meiji and Cornerstone separately. Once the Product Registrations have been obtained for the Once-Daily Product and/or the Pediatric Product, then the Once-Daily Product and/or the Pediatric Product shall automatically be added to the Product under the License Agreement, provided that (a) the running royalty rate applicable to each of the Once-Daily Product and the Pediatric Product shall be the percentage of the Net Sales of each of those Products derived from the formula set forth below and (b) the Launching Date from which the ten (10) year royalty payment period set forth in Paragraph 2 of Article 5 of the License Agreement commences in respect of each of the Once-Daily Product and the Pediatric Product shall be the date of the first commercial sale of each of those Products.
     Running Royalty Rate (%) = [***]
5. Notwithstanding the second paragraph of Paragraph 1 of Article 5 of the License Agreement, in the event that the 400mg Product, the Once-Daily Product and/or the Pediatric Product are successfully launched by Cornerstone in the Territory and an adverse effect on the sales of the Product in the Territory by a generic Cefditoren is substantially lessened as a result thereof, then Cornerstone shall continue to pay a reasonable amount out of the License Fee set

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission

MEIJI SEIKA KAISHA, LTD. INTERNATIONAL HEADQUARTERS, PHARMACEUTICALS

4-16, Kyobashi 2 Chome, Chuo-ku, Tokyo, 104-8002 Japan	TELEPHONE: +81-3-3273-3426 FAX: +81-3-3281-4058
forth in Paragraph 1 of Article 5 of the License Agreement even if a generic Cefditoren is launched before the fifth anniversary date of the License Agreement.
6. It is confirmed by the parties hereto that no rights and licenses are granted to Cornerstone for the 400mg Product, the Once-Daily Product and the Pediatric Product outside the Territory and that all rights to research, develop and commercialize the 400mg Product, the Once-Daily Product and the Pediatric Product outside the Territory are vested in Meiji. Meiji shall have an unlimited right to use the results of development and regulatory works conducted for the 400mg Product, the Once-Daily Product and/or the Pediatric Product in the Territory for the development and commercialization of those Products outside the Territory.
Please confirm Cornerstone’s agreement to the foregoing by: singing duplicate copies of this letter and returning one signed copy to us.

Yours faithfully,

Meiji Seika Kaisha, Ltd.

/s/ Ryuzo Asada

Name:	Ryuzo Asada
Title:	Vice President International Headquarters Pharmaceuticals
ACCEPTED AND AGREED TO:
Cornerstone Biopharma Inc.
          /s/ Craig Collard
Name: Craig Collard
Title: President and CEO